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                                                                    Exhibit 23.8

                       CONSENT OF INDEPENDENT ACCOUNTANTS

  We consent to the reference to our firm under the caption "Experts" and to the use of our report on the financial statements of Carr Business Machines of Great Neck Inc. dated November 13, 1998, in the Registration Statement (Form S-
4) and related prospectus of Global Imaging Systems, Inc. 1998 for the registration of $100,000,000 aggregate principal amount of 10 3/4% senior subordinated notes due 2007.


/s/ Margolin, Winer & Evens LLP

Margolin, Winer & Evens LLP

Garden City, New York
April 30, 1999